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                                                                    EXHIBIT 23.1
                                                                    ------------



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Aurora Foods, Inc. of our report dated February 22, 2001, except for Notes 12 and 20, which are as of March 2, 2001, relating to the financial statements, which appears in Aurora Foods, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



     /s/ PricewaterhouseCoopers LLP

     St. Louis, Missouri

     June 28, 2001